EXHIBIT 5.1



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                                   EXHIBIT 5.1






                                  June 27, 1996



ETC Transaction Corporation
5025 Arapaho Road
Suite 515
Dallas, Texas 75248

     Re: Registration Statement on Form S-4 of ETC Transaction Corporation (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on June 27, 1996

Ladies and Gentlemen:

     We have acted as United States counsel for ETC Transaction Corporation, an Alberta, Canada Corporation (the "Company"), in connection with the registration and proposed issuance (the "Registration") of an aggregate of 10,954,146 shares (the "Shares") of Continued Common Stock of the Company as continued and domesticated into the State of Delaware, U.S.A. The shares are being issued in connection with the Continuance and the Merger of Electronic Transmission Corporation, a Texas corporation ("ETC-Texas"), with and into the Company, all as more fully described in the Registration Statement, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Each of the defined terms used herein shall have the meaning assigned to them in the Registration Statement unless otherwise stated herein.

     By virtue of the Continuance and as of the Effective Time of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effectiveness of the Continuance will be converted into one share of Continued Common Stock and each share of ETC-Texas Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one and one-fourth (1.25) share of Continued Common Stock (the "Exchange Ratio"). Therefore, immediately following effectiveness of the Continuance and the Merger, former holders of Company Common Stock and ETC- Texas Common Stock (except any holders thereof who exercised dissenters' rights of appraisal) will hold shares of Continued Common Stock.

     For purposes of the opinions given herein, we have reviewed originals or copies authenticated to our satisfaction of the following documents: (1) Agreement and Plan of Merger, (2) Articles of Incorporation, Bylaws, corporate minutes, corporate resolutions and other corporate documents of ETC-Texas, (3) Articles of Incorporation, Bylaws, corporate minutes, corporate resolutions and other corporate documents for the Company as an Alberta corporation, (4) the form of Certificate of Domestication, Certificate of Incorporation and Bylaws of the Surviving Corporation as a Delaware corporation, (5) the Registration Statement, and (5) such other documents, records, and matters pertaining to the Continuance, the Merger and the Registration, respectively, that we have deemed necessary to review for purposes of this opinion (the "Transaction Documents").

     In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals or such copies, and the accuracy and completeness of all records made available to us by the Company and ETC-Texas. In addition, we have assumed, without investigation, the accuracy of the representations, warranties, and covenants as to factual matters made in the Transaction Documents and the accuracy of representations and statements as to factual matters made by directors, officers and employees of the Company and ETC-Texas.

     In addition to the assumptions outlined above, the opinions hereinafter expressed are subject, without investigation, to the following assumptions:



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ETC Transaction Corporation
June 27, 1996
Page 3


     1. The Transaction Documents are valid, binding, and enforceable, or will become valid, binding, and enforceable obligations of, the respective parties.

     2. All terms, provisions, and conditions of, or relating to, the Continuance, the Merger and the Registration are correctly and completely reflected in the Transaction Documents.

     Based upon our review of the Transaction Documents, upon the assumptions previously set forth in this opinion letter, and assuming that the Continuance, the Merger and the Registration and all other events occur as contemplated in the Agreement and Plan of Merger and the Registration Statement, we are of the opinion that:

     1. Upon the effectiveness of the Continuance, the 2,007,145 shares of Continued Common Stock to be issued by the Company, as continued and domesticated into Delaware, to holders of Company Common Stock shall be legally issued, fully paid, and nonassessable shares of Continued Common Stock; and

     2. Upon the effectiveness of the Merger, the 8,947,001 shares of Continued Common Stock to be issued by the Company, as continued and domesticated into Delaware, to holders of ETC-Texas Common Stock shall be legally issued, fully paid, and nonassessable shares of Continued Common Stock.

     The discussion set forth above does not address the federal, state, local or foreign tax aspects of the Continuance, the Merger or the Registration. Furthermore, we are not licensed to practice law in any country other than the United States and within the United States only in the State of Texas. Therefore, this opinion does not address the effects of the laws of the Province of Alberta as they relate to the Continuance, the Merger and the Registration.

     This opinion is provided to you only and, without our prior written consent, may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm, governmental authority or entity whatsoever other than reliance thereon by you. This opinion letter is limited to the matters expressly stated herein. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

     Notwithstanding the preceding paragraph, we hereby consent to the use of this opinion letter as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus/Proxy Statement which forms a part thereof.

                                              Very truly yours,

                                              LOOPER, REED, MARK & MCGRAW
                                              INCORPORATED



                                              By: /s/ Richard B. Goodner
                                                  Richard B. Goodner


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                                   EXHIBIT 5.2



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                                   EXHIBIT 5.2


                                 BEAUMONT CHURCH
                                 2200 AGT Tower
                              411, 1st Street S.W.
                            Calgary, Alberta T2G 5E7
                              Phone: (403) 264-0000
                               Fax: (403) 264-0478




June 25, 1996




ETC TRANSACTION CORPORATION
515, 5025 Arapaho Road
Dallas, Texas
U.S.A.  75248

ATTENTION:        MR. L. CADE HAVARD

Dear Sirs:

     RE: REGISTRATION STATEMENT ON FORM S-4 TO BE FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION")

At your request, we have examined the Registration Statement on Form S-4 (hereinafter referred to as the "Registration Statement"), in connection with the registration of:

     1. 2,007,145 shares of the capital stock of ETC Transaction Corporation, an Alberta, Canada corporation (the "Company") to be issued to those shareholders upon the continuance of the Company from Alberta to Delaware and the merger of the Company and Electronic Transmission Corporation, a Texas corporation ("ETC - Texas") in the manner described in the Registration Statement and exhibits thereto; and

     2. 8,947,001 shares of the capital stock of the Company to be issued to the shareholders of ETC - Texas upon the merger of the Company and ETC
          - Texas in the manner described in the Registration Statement and exhibits thereto.

Each of the defined terms used herein shall have the meaning assigned to them in the Registration Statement unless otherwise defined herein.

We have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Company in connection with the authorization and issuance of the 2,007,145 shares to be issued to the existing shareholders of the Company upon completion of the Continuance and the Merger and the 8,947,001 shares to be issued to the current shareholders of ETC - Texas upon completion of the Merger. Subject to the shareholders of the Company passing the special resolutions approving the Continuance and the Merger at the upcoming Meeting and subject to the Merger being concluded in accordance with the terms of the Merger Agreement, it is our opinion that any and all steps required under Alberta law, to the extent that Alberta law applies, will have been taken so that the Continued Common Stock to be issued pursuant to the terms described in


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ETC Transaction Corporation
June 27, 1996
Page 5



the Registration Statement and the exhibits thereto, will be legally issued as fully paid and non-assessable shares in the capital stock of the Company which will become the Surviving Corporation resulting from the Merger of the Company and ETC-Texas in Delaware.

Our opinions expressed herein are based on the legislation and regulations in effect in the Province of Alberta, Canada on the date hereof. We do not express an opinion in respect of the laws of any jurisdiction other than the Province of Alberta and the laws of Canada applicable therein.

We consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Proxy Statement/Prospectus which forms a part thereof.

                                                   Yours very truly,

                                                   BEAUMONT CHURCH

                                                   Signed: "Douglas K.B. McLean"

                                                   Douglas K.B. McLean



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